Exhibit 99.1

NEWS RELEASE

Investor	James M. Griffith	News Media	Blair C. Jackson
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		Corporate Communications
	(479) 201-5514		(479) 201-5263
BEI Third-Quarter Net Income
Totals $22 Million;
Revenues, EBITDA and Operating Margins
Show Strong Gains
FORT SMITH, Ark., November 7, 2005 — Beverly Enterprises, Inc. (BEI) (NYSE: BEV) today announced that net income for the third quarter of 2005 totaled $22 million (18 cents per share diluted), compared to $24.4 million (20 cents per share diluted) in the same period of 2004. Net income for the two periods reflected the following:
•	2005 third-quarter expenses totaling $11.5 million (9 cents per share diluted) relating to the process of selling the company,

•	reclassification of 22 nursing facilities in California to Continuing Operations, with results restated to reflect increases in Continuing Operations pre-tax income of $1.2 million for the 2005 third quarter and $1.3 million for the comparable 2004 period, and

•	2005 third-quarter pre-tax income of $2.9 million (2 cents per share diluted) due to retroactive Medicaid rate increases in California.
Excluding sale-related expenses and the retroactive Medicaid increases, net income from continuing operations totaled $30.1 million (24 cents per share diluted) in the 2005 third quarter, a 28 percent increase from $23.5 million (20 cents per share diluted) in the year-earlier period. Discontinued operations (which no longer includes on-going California nursing facility results) accounted for income of $520,000 in the 2005 third quarter and $1.1 million in the comparable 2004 period.

Revenues for the 2005 third quarter totaled $583.9 million, up 11 percent from $524.8 million in the same period in 2004. Excluding retroactive California Medicaid rate adjustments, 2005 third-quarter revenues were up 10 percent from the year-earlier period.
For the first nine months – and excluding sale process expenses ($36.6 million or 29 cents per share diluted) and retroactive Medicaid rate adjustments in California, Pennsylvania and Indiana ($19.9 million or 16 cents per share diluted) – net income from continuing operations totaled $95.8 million (77 cents per share diluted) in 2005, a 35 percent increase from $71.1 million (59 cents per share diluted) from the comparable 2004 period (excluding early debt extinguishment costs in that year). Revenues for the first nine months of 2005 were up 15 percent from the year-earlier period (10 percent excluding retroactive Medicaid adjustments).
“We achieved strong operating and financial results in all our major business units, compared to the 2004 third quarter,” said William R. Floyd, BEI Chairman and Chief Executive Officer. “Revenue, EBITDA and operating margins were up significantly in Nursing Facilities, Aegis Therapies and AseraCare Hospice/Home Health. As a result, our total EBITDA for the third quarter was up 15 percent to $57.1 million and our overall EBITDA margin averaged 9.9 percent (comparison excludes impact of retroactive Medicaid rate adjustments).
“EBITDA in our Nursing Facilities increased 19 percent, and the EBITDA margin was up a full percentage point – reflecting revenue increases, continuing improvement in patient mix and higher census levels. Aegis Therapies also recorded another strong quarter, as continuing growth in its client base contributed to substantial increases in EBITDA and EBITDA margin. AseraCare Hospice/Home Health revenues were up more than 50 percent, and both its EBITDA and EBITDA margin showed significant increases.”
Floyd continued: “Our performance continues to reflect fundamental operating improvements we’ve been making during the past three years, as well as initiatives we’ve developed to generate on-going profitable growth in all our businesses. I’m particularly proud of the results our associates have achieved this year – despite the challenges posed by the on-going sale process. They remain sharply focused on providing quality care and on accomplishing our financial objectives.”

*	EBITDA is earnings from continuing operations before interest expense, interest income, taxes, depreciation and amortization; EBITDA for 2005 third quarter has been adjusted to exclude expenses relating to the sale of the company and earnings relating to retroactive Medicaid rate increases. EBITDA margin is EBITDA as a percentage of total adjusted revenues.

FINANCIAL AND OPERATIONAL HIGHLIGHTS
General
•	Third-quarter 2005 net income from continuing operations up 28 percent (comparison excludes sale process costs and retroactive Medicaid rate increases in California).

•	Net income increase primarily reflects revenue, EBITDA and margin improvements in all three principal businesses – Nursing Facilities, Aegis Therapies and AseraCare Hospice/Home Health.

•	Overall EBITDA margin averaged 9.9 percent for the 2005 third quarter, up more than 40 basis points from the year-earlier period (comparison excludes retroactive Medicaid revenues and sale expenses).

•	Capital investments, primarily to support business unit growth, totaled $23 million in the 2005 third quarter, a 43 percent increase from the investments made in the year-earlier period.
Nursing Facilities
•	California Medicaid rate adjustment (retroactive to August 1, 2004) increased 2005 third-quarter revenue by $8 million and raised related provider tax expense by $3.1 million, for a net pre-tax income benefit of $4.9 million. This included a net adjustment to pre-tax income of $2.9 million related to prior periods.

•	Excluding favorable impact of California rate adjustment, 2005 third-quarter EBITDA increased 19 percent and EBITDA margin rose 100 basis points (compared to year-earlier period).

•	EBITDA gains (excluding retroactive California rate adjustment) primarily reflect 7.5 percent revenue increase, continuing improvements in patient mix and higher census.

•	Occupancy in the 345 facilities in continuing operations rose 110 basis points (compared to the 2004 third quarter) to an average of 90.5 percent. Total nursing patient days also increased.

•	Medicare patient days as a percentage of total patient days averaged 12.5 percent for the 2005 third quarter, up 130 basis points from the year-earlier period.

•	Medicare revenues as a percentage of total revenues averaged 29.8 percent, up 240 basis points from the 2004 third quarter (comparison excludes impact of retroactive Medicaid increases).

•	Total Medicare revenues rose 16 percent, reflecting treatment of higher acuity patients, increased patient volume and a 2.8 percent increase in rates (effective October 1, 2004).

•	During the 2005 third quarter, Medicaid rate increases were approved for California that significantly improved the projected cash flows for Beverly’s 22 remaining skilled nursing facilities in that state, which were being held for sale as part of Discontinued Operations. Primarily because the potential sales value is now expected to be less than the present value of expected future cash flows resulting from the higher rates, the Board of Directors approved termination of marketing efforts on these facilities, resulting in their reclassification as Continuing Operations. Results for both the 2005 and 2004 third quarter have been restated to reflect this change.
Aegis Therapies / AseraCare
•	Aegis Therapies third-party revenues increased 25 percent ($7.9 million) over 2004 third quarter. This gain reflects continuing growth in its client base as well as 4.4 percent volume-based growth in revenue per nursing home contract during the past 12 months. Client-initiated turnover averaged less than 2 percent for the quarter.

•	Aegis raised its EBITDA significantly and also achieved a strong increase in its EBITDA margin from 2004 third-quarter levels, primarily due to lower bad debt expense associated with improved collections. Operating margins were in the high teens.

•	Aegis continued to build a solid foundation for growth through aggressive hiring of therapists during the quarter, resulting in a 24 percent increase in full-time-equivalent staff (compared to the 2004 third quarter). Retention of existing staff averaged 88 percent.

•	AseraCare Hospice/Home Health revenues increased 51 percent ($9.8 million) compared to the 2004 third quarter, including an increase of $3.6 million from the opening of 17 new hospice locations.

•	AseraCare achieved substantial increases in both EBITDA and EBITDA margin.

•	Average daily hospice census was 2,620, up 46 percent from the 2004 third-quarter level – reflecting a same-location increase in ADC of 25 percent and a 21 percent increase due to the opening of 17 new hospice locations during the past 12 months.

•	AseraCare also opened three home health agencies during the quarter.
BEI shareholders may listen to a discussion this morning by senior management of the company’s performance at 8:30 a.m. ET by dialing 1-888-208-1812 or 1-719-457-2654 and entering reservation number 6347931. A recording of this conference call will be available from 11:30 a.m. ET today until midnight November 17. Shareholders may dial 1-888-203-1112 or 1-719-457-0820 and enter reservation number 6347931 to access the recording.
FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In particular, statements regarding the consummation of the merger with North American Senior Care are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained.

In addition, our results of operations, financial condition and cash flows may be adversely impacted by the recently concluded auction process and the announcement of the proposed transaction with North American Senior Care, which may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur advisory fees and other expenses relating to the auction process and the transaction with North American Senior Care. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.
Beverly Enterprises, Inc. and its operating subsidiaries are leading providers of healthcare services to the elderly in the United States. At September 30, 2005, it operated 345 skilled nursing facilities, as well as 18 assisted living centers, and 66 hospice/home care centers. Through Aegis Therapies, the company offers rehabilitative services on a contract basis to nursing facilities operated by other care providers.
# # #

BEVERLY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues	$583,942	$524,842	$1,761,555	$1,536,796
Costs and expenses:
Wages and related	331,126	311,850	971,216	889,193
Provision for insurance and related items	35,807	29,590	97,416	94,225
Other operating and administrative	156,527	134,962	495,506	402,036
Depreciation and amortization	19,355	15,624	53,621	45,863
Asset impairments, workforce reductions and other unusual items	504	(473)	479	1,122

Total costs and expenses	543,319	491,553	1,618,238	1,432,439

Income before other income (expenses)	40,623	33,289	143,317	104,357
Other income (expenses):
Interest expense	(10,704)	(11,089)	(32,051)	(34,965)
Costs related to early extinguishment of debt	—	(176)	—	(40,430)
Costs related to the sales process of the Company	(11,514)	—	(36,566)	—
Interest income	2,407	1,246	6,434	4,090
Net gains on dispositions	44	582	667	614

Total other expenses, net	(19,767)	(9,437)	(61,516)	(70,691)

Income before provision for (benefit from) income taxes and discontinued operations	20,856	23,852	81,801	33,666
Provision for (benefit from) income taxes	(590)	536	2,688	3,038

Income before discontinued operations	21,446	23,316	79,113	30,628
Discontinued operations, net of taxes: for the quarters 2005 - $(80) and 2004 - $(59); for the nine months 2005 - $(1,438) and 2004 - $286	520	1,084	3,628	(8,712)

Net income	$21,966	$24,400	$82,741	$21,916

Net income (loss) per share of common stock:
Basic:
Before discontinued operations	$0.20	$0.22	$0.72	$0.28
Discontinued operations	—	0.01	0.04	(0.08)

Net income per share of common stock	$0.20	$0.23	$0.76	$0.20

Shares used to compute basic net income (loss) per share	109,506	108,039	109,246	107,613

Diluted:
Before discontinued operations	$0.18	$0.19	$0.64	$0.27
Discontinued operations	—	0.01	0.03	(0.07)

Net income per share of common stock	$0.18	$0.20	$0.67	$0.20

Shares used to compute diluted net income (loss) per share	127,184	124,493	126,862	124,105

BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Number of Nursing Home Facilities:
Owned	263	264	263	264
Leased	82	91	82	91

Total	345	355	345	355

Number of Beds:
Owned	27,079	27,327	27,079	27,327
Leased	9,110	10,004	9,110	10,004

Total	36,189	37,331	36,189	37,331

Assisted Living Centers	18	18	18	18
Hospice/Home Care Centers	66	45	66	45
Outpatient Clinics	—	10	—	10

Continuing Operations:

Nursing Patient Days	2,947,000	2,944,000	8,715,000	8,770,000

Nursing Home Occupancy (based on operational beds)	90.49%	89.43%	89.78%	88.98%
Operational beds	35,423	35,776	35,423	35,776

Patient Mix (based on patient days):
Medicaid	71.15%	72.08%	70.66%	71.34%
Medicare	12.52%	11.21%	12.97%	11.93%
Private & Other	16.33%	16.71%	16.37%	16.73%

Sources of Revenue (based on $):(1)
Medicaid	49.26%	51.52%	48.92%	51.07%
Medicare	29.77%	27.33%	30.18%	27.82%
Private & Other	20.97%	21.15%	20.90%	21.11%

Nursing Average per diem rate (including ancillaries)	$172.27	$159.68	$172.24	$158.94

Hospice Average Daily Census	2,620	1,792	2,436	1,293
Aegis Outside Contracts	627	592	627	592

Wages and related expenses as a % of revenues	56.71%	59.42%	55.13%	57.86%

(1)	Excludes the retroactive Medicaid rate adjustments in Indiana, Pennsylvania and California.

BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION
ANALYSIS OF REVENUES

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
REVENUES (In thousands)

NURSING FACILITIES:
MEDICAID	$290,586	$270,632	$894,287	$786,532
MEDICARE	125,051	108,149	383,829	338,759
PRIVATE & OTHER	97,630	94,181	286,235	276,255

SUBTOTAL	513,267	472,962	1,564,351	1,401,546

AEGIS THERAPIES	39,864	31,975	113,068	89,023
ASERACARE	28,876	19,062	79,225	42,214
OTHER	1,935	843	4,911	4,013

TOTALS	$583,942	$524,842	$1,761,555	$1,536,796

NURSING PATIENT DAYS (In thousands)

MEDICAID	2,097	2,122	6,158	6,257
MEDICARE	369	330	1,130	1,046
PRIVATE & OTHER	481	492	1,427	1,467

TOTALS	2,947	2,944	8,715	8,770

NURSING PER DIEM RATES (Including Ancillaries)

MEDICAID(1)	$136.14	$126.04	$135.01	$124.38
MEDICARE — PART A	339.00	327.58	339.64	323.82
PRIVATE & OTHER	162.51	156.82	162.73	155.48

TOTALS(2)	$172.27	$159.68	$172.24	$158.94

(1)	Excludes the retroactive Medicaid rate adjustments in Indiana, Pennsylvania and California.

(2)	Weighted average rates

BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION
ANALYSIS OF OTHER OPERATING AND ADMINISTRATIVE EXPENSES
(In thousands)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
SUPPLIES	$31,635	$29,062	$93,663	$87,231

FOOD	10,226	10,014	30,161	30,332

UTILITIES	14,668	13,206	44,344	42,176

OTHER CONTROLLABLES	60,346	55,356	175,010	162,014

REAL ESTATE RENTAL	8,958	8,457	26,408	25,150

EQUIPMENT RENTAL	5,516	4,801	15,872	13,524

OTHER NONCONTROLLABLES (1)	25,178	14,066	110,048	41,609

TOTALS	$156,527	$134,962	$495,506	$402,036

(1)	2005 increases primarily relate to additional provider tax expense.

FINANCIAL STATEMENTS.
BEVERLY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2005	2004
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$217,843	$215,665
Accounts receivable — less allowance for doubtful accounts: 2005 - $24,119; 2004 - $26,320	270,396	235,477
Notes receivable, less allowance for doubtful notes: 2005 - $2,717; 2004 - $1,686	4,729	2,786
Operating supplies	9,308	9,660
Assets held for sale	—	3,542
Prepaid expenses and other	44,984	37,266

Total current assets	547,260	504,396
Property and equipment, net	672,583	664,311
Other assets:
Goodwill, net	122,090	124,066
Other, less allowance for doubtful accounts and notes: 2005 - $1,027; 2004 - $1,538	69,614	68,612

Total other assets	191,704	192,678

	$1,411,547	$1,361,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,541	$67,778
Accrued wages and related liabilities	93,617	104,037
Accrued interest	8,787	3,602
General and professional liabilities	58,187	54,216
Federal government settlement obligations	15,386	14,359
Liabilities held for sale	—	676
Other accrued liabilities	105,341	83,097
Current portion of long-term debt	8,158	12,240

Total current liabilities	356,017	340,005
Long-term debt	536,544	545,943
Other liabilities and deferred items	153,366	203,024
Commitments and contingencies Stockholders’ equity:
Preferred stock, shares authorized: 25,000,000	—	—
Common stock, shares issued: 2005 - 117,812,924; 2004 - 116,621,715	11,781	11,662
Additional paid-in capital	912,400	902,053
Accumulated deficit	(450,063)	(532,804)
Treasury stock, at cost: 8,283,316	(108,498)	(108,498)

Total stockholders’ equity	365,620	272,413

	$1,411,547	$1,361,385

Note: The balance sheet at December 31, 2004 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

BEVERLY ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2005	2004
Cash flows from operating activities:
Net income	$82,741	$21,916
Adjustments to reconcile net income to net cash provided by (used for) operating activities, including discontinued operations:
Depreciation and amortization	53,973	47,656
Provision for reserves on accounts, notes and other receivables, net	6,530	10,772
Amortization of deferred financing costs	2,072	2,107
Asset impairments, workforce reductions and other unusual items	479	3,799
Costs related to early extinguishments of debt	—	40,430
Costs related to the sales process of the Company	36,566	—
Gains on dispositions of facilities and other assets, net	(2,493)	(455)
Insurance related accounts	(49,455)	(12,833)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(45,161)	(53,955)
Prepaid expenses and other receivables	933	8,139
Accounts payable and other accrued expenses	(20,034)	(23,140)
Income taxes payable	3,081	(2,497)
Other, net	1,872	(4,219)

Total adjustments	(11,637)	15,804

Net cash provided by operating activities	71,104	37,720
Cash flows from investing activities:
Capital expenditures	(68,194)	(37,964)
Payments for acquisitions, net of cash acquired	—	(71,479)
Proceeds from dispositions of facilities and other assets, net	14,158	22,346
Collections on notes receivable	63	32,268
Payments for designated funds, net	(185)	(958)
Proceeds from Beverly Funding Corporation investment	—	28,956
Other, net	(6,409)	(24,316)

Net cash used for investing activities	(60,567)	(51,147)
Cash flows from financing activities:
Proceeds from issuance of new debt	5,200	211,384
Repayments of long-term debt	(18,681)	(207,479)
Proceeds from exercise of stock options	5,428	1,399
Deferred financing costs paid	(306)	(43,332)

Net cash used for financing activities	(8,359)	(38,028)

Net increase (decrease) in cash and cash equivalents	2,178	(51,455)
Cash and cash equivalents at beginning of period	215,665	258,815

Cash and cash equivalents at end of period	$217,843	$207,360

Supplemental schedule of cash flow information:
Cash paid (received) during the year for:
Interest, net of amounts capitalized	$24,834	$30,969
Income tax payments (refunds), net	(1,831)	5,821

Beverly Enterprises, Inc.
2005 and 2004 Nursing EBITDA (as adjusted)
Reconciliation
(In millions)

	Quarter Ended
	September 30,
	2005	2004
Revenues	$513.3	$473.0
Less: Retroactive California revenue adjustment	5.0	—

Revenues, as adjusted	$508.3	$473.0

EBITDA, as adjusted	$51.4	$43.1

Less:
Depreciation and amortization	(16.9)	(13.2)
Interest expense, net	(1.2)	(1.3)

Add back:
Retroactive California adjustment, net	2.9	—

Pre-tax income	$36.2	$28.6

Beverly Enterprises, Inc.
2005 and 2004 Continuing Operations EBITDA (as adjusted)
Reconciliation
(In millions)

	Quarter Ended
	September 30,
	2005	2004
Revenues	$583.9	$524.8
Less: Retroactive California revenue adjustment	5.0	—

Revenues, as adjusted	$578.9	$524.8

EBITDA, as adjusted	$57.1	$49.5

Less:
Depreciation and amortization	(19.4)	(15.6)
Interest expense, net	(8.3)	(9.8)
Costs related to early extinguishment of debt	—	(0.2)
Costs related to the sales process of the Company	(11.5)	—

Add back:
Retroactive California adjustment, net	2.9	—

Pre-tax income	$20.8	$23.9